AMENDMENT

TO

AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is effective as of the 30th day of September, 2014, by and between TSS, INC., a Delaware corporation (f/k/a Fortress International Group, Inc. f/k/a Fortress America Acquisition Corporation) (“Maker”), and Gerard J. Gallagher (“Holder”). Each of Maker and Holder are hereinafter individually referred to as a “Party,” and collectively as the “Parties”.

EXPLANATORY STATEMENTS

Maker has issued to Holder that certain Amended and Restated Convertible Promissory Note, dated May 21, 2013, in the original principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000) (the “Note”). The Parties desire to amend certain terms and conditions set forth in the Note, all as further described and set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.     Amendments to the Note.

(a) Section A.1(b) of the Note is hereby deleted in its entirety and the following is substituted in lieu thereof:

(b) Beginning on July 1, 2013 (with the first payment due on such date) (the “Initial Principal Payment Date”) until January 1, 2015, the principal amount due under this Note shall be payable by Maker in equal quarterly installments of Twenty Five Thousand and 00/100 Dollars ($25,000.00) each. Each quarterly installment will be due on the first date of each quarterly period (April 1, July 1, October 1, January 1) for the period beginning on the Initial Principal Payment Date and ending on January 1, 2015. Beginning February 1, 2015 until July 1, 2015, the principal amount due under this Note shall be payable by Maker in equal monthly installments of Twenty Five Thousand and 00/100 Dollars ($25,000.00) each payable on the first date of each month and ending on July 1, 2015. In addition to these installments, Maker will make additional installment payments of principal of (A) One Hundred Thousand and 00/100 Dollars ($100,000.00) on or before January 3, 2014, (B) Twenty Five Thousand and 00/100 Dollars ($25,000) on or before October 1, 2015, and (C) Nine Hundred Thousand and 00/100 Dollars ($900,000.00) on May 21, 2013. All outstanding principal and accrued interest thereon not sooner paid shall be immediately due and payable on January 1, 2016 (the “Maturity Date”).

(b) Sections B.1(b) and (c) of the Note are hereby amended by deleting the reference to “July 1, 2015” and inserting “the Maturity Date” in lieu thereof.

2.     Outstanding Balance. The aggregate outstanding principal balance under the Note is Seven Hundred Seventy-Five Thousand and 00/100 Dollars ($775,000) as of the date of this Amendment.

3.     Payment of Fees. Maker shall reimburse Holder for up to One Thousand and 00/100 Dollars ($1,000.00) of the reasonable legal fees incurred by Holder in connection with the negotiation, execution, and delivery of this Amendment.

4.     Effect of Amendment. Except as otherwise expressly provided herein, all provisions of the Note shall remain in full force and effect. This Amendment and the Note contain the entire understanding of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, agreements and understandings between the Parties with respect to the subject matter hereof and thereof. This Amendment is intended to modify the provisions of the Note; in the event that there is a conflict between the terms of this Amendment and the Note, the Parties intend that the provisions of this Amendment should govern their respective rights and obligations.

5.     Miscellaneous. The Explanatory Statements set forth above form a material basis for this Amendment and are expressly incorporated herein and made a part hereof. All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Note. All questions concerning the construction, validity, and interpretation of this Amendment and the performance of the obligations imposed by this Amendment will be governed by the laws of the State governing the Note, without reference to any conflict of laws rules that would apply the laws of another jurisdiction. This Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission or e-mail delivery of a .pdf format data file shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment and signature pages thereof for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

MAKER:		HOLDER:

TSS, INC.

By:	/s/ Anthony Angelini	/s/ Gerard J. Gallagher
Name:	Anthony Angelini	Gerard J. Gallagher
Title:	President and Chief Executive Officer